Exhibit 99.1

                                            For Immediate Release
                                            Phoenix, Arizona - October 15, 2003
                                            Contacts:
                                            Kevin P. Knight, Chairman & CEO
                                            Tim Kohl, CFO
                                            (602) 269-2000

                         Knight Transportation Announces
                         Third Quarter Financial Results

Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter and nine months ended September 30, 2003.

For the quarter ended September 30, 2003, revenue, before fuel surcharge, increased 16.0% to $84,445,000 from $72,777,000 for the same quarter of 2002. For the quarter ended September 30, 2003, net income increased 27.2% to $9,463,000 from $7,437,000 for the same period of 2002. For the quarter ended September 30, 2003, net income per diluted share increased to $0.25 from $0.20 the same quarter in 2002.

For the nine months ended September 30, 2003, revenue, before fuel surcharge, increased 18.1% to $239,786,000 from $202,974,000 for the same period of 2002.
For the nine months ended September 30, 2003, net income increased 29.4% to $25,490,000 from $19,694,000 for the same period of 2002. For the nine months ended September 30, 2003, net income per diluted share increased to $0.67 from $0.52 for the same period of 2002.

Chairman and Chief Executive Officer Kevin P. Knight stated: "Again we are pleased with our Company's results, as we posted an 81.3 operating ratio. We continued to benefit from improving our revenue per mile, as compared to the same quarter of the previous year, for the sixth consecutive quarter.

"We successfully opened our 11th operating center in Denver, Colorado this quarter, and we are pleased with those operations thus far. We continue to make preparations for additional openings next year.

"Also during the quarter, we segregated our Phoenix based operations from our one Phoenix center into four, giving us a total of 14 highly profitable operating groups.

"We expect to add an additional 75 new units between now and the end of the year. We have increased our driver pay scale by $.01 per mile, and plan to make an additional $.01 per mile available for our higher performing driving associates by the end of the first quarter of 2004.

"We finished the quarter with $44.8 million in cash, $12.2 million in debt, and $8.7 million remaining on off-balance sheet equipment operating leases.

"Net capital expenditures were $15.1 million for the quarter, with approximately $10.0 million estimated for the remainder of 2003."

The Company will hold a conference call on October 16th, at 1:00 PST, or 4:00 EST, to further discuss its results of operations for the quarter ended
September  30,  2003.  The  dial in  number  for this  conference  call is (800)
915-4836.

INCOME STATEMENT DATA:                    Three Months Ended September 30,       Nine Months Ended September 30,
                                                   (Unaudited, in thousands, except per share amounts)
                                             2003                 2002                2003               2002
                                             ----                 ----                ----               ----
REVENUE:

  Revenue, before fuel surcharge       $   84,445           $   72,777          $   239,786        $   202,974

  Fuel surcharge                            3,194                1,785               10,171              3,756
                                       -----------------    -----------------   -----------------  ------------------
TOTAL REVENUE                          $   87,639           $   74,562          $   249,957        $   206,730
                                       -----------------    -----------------   -----------------  ------------------

OPERATING  EXPENSES:

    Salaries, Wages & Benefits             26,908               24,506              77,097              68,706

    Fuel expense - gross                   14,277               11,633              42,142              31,343

    Operations & Maintenance                5,444                4,743              15,165              12,228

    Insurance & Claims                      4,136                3,196              12,237               8,870

    Operating Taxes & Licenses              2,342                1,921               6,758               5,705

    Communications                            769                  577               2,236               1,750

    Depreciation & Amortization             7,744                5,793              21,796              16,672

    Lease Expense - Revenue Equipment       1,920                2,304               5,843               6,904

    Purchased Transportation                6,465                5,607              18,519              16,134

    Miscellaneous Operating Expenses        1,816                1,784               5,535               5,195
                                       -----------------    -----------------   -----------------  ------------------
                                           71,821               62,064             207,328             173,507
                                       -----------------    -----------------   -----------------  ------------------
    Income From Operations                 15,818               12,498              42,629              33,223
                                       -----------------    -----------------   -----------------  ------------------

OTHER  INCOME  (EXPENSE):

    Interest Income                          110                  276                 419                731

    Interest Expense                        (165)                (237)               (548)              (750)
                                       -----------------    -----------------   -----------------  ------------------
                                             (55)                  39                (129)               (19)
                                       -----------------    -----------------   -----------------  ------------------
    Income Before Income Taxes            15,763               12,537              42,500             33,204

INCOME  TAXES                              6,300                5,100              17,010             13,510
                                       -----------------    -----------------   -----------------  ------------------

NET  INCOME                            $   9,463            $   7,437           $  25,490          $  19,694
                                       =================    =================   =================  ==================
Net Income Per Share

- Basic                                $    0.25             $   0.20            $   0.68           $   0.53

- Diluted                              $    0.25             $   0.20            $   0.67           $   0.52
                                       =================    =================   =================  ==================
Weighted Average Shares Outstanding

- Basic                                   37,388              37,047               37,305             36,981

- Diluted                                 38,335              38,001               38,230             38,059
                                       =================    =================   =================  ==================



BALANCE SHEET DATA:
(Unaudited, in thousands)                                             9/30/2003      9/30/2002
                                                                      ---------      ---------
                ASSETS

Cash and cash equivalents                                               $  44,814      $  42,703

Accounts receivable, net                                                   40,914         37,166

Notes receivable, net                                                         628          1,049

Inventories and supplies                                                    1,348          1,178

Prepaid expenses                                                            9,103          9,117

Deferred tax asset                                                          4,838          4,668
                                                                    --------------  -------------
     Total Current Assets                                                 101,645         95,881
                                                                    --------------  -------------


Property and equipment, net                                               208,363        160,321

Notes receivable, long-term                                                   524          2,153

Other Assets                                                               12,578         12,678

     Total Assets                                                       $ 323,110      $ 271,033
                                                                    ==============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                                         $  9,555      $   5,094

Accrued payroll                                                             3,909      $   2,587

Accrued liabilities                                                         5,287          8,080

Line of credit                                                                  -         12,200

Claims accrual                                                             13,541          9,593

Current portion of long-term debt                                               -          3,068
                                                                    --------------  -------------
     Total Current Liabilities                                             32,292         40,622

Long-term debt                                                                  -            192

Line of credit                                                             12,200              -

Deferred Income Taxes                                                      49,934         39,966
                                                                    --------------  -------------

     Total Liabilities                                                     94,426         80,780
                                                                    --------------  -------------

Common Stock                                                                  374            371

Additional paid-in capital                                                 76,806         72,444

Accumulated other comprehensive loss                                        (134)          (469)

Retained earnings                                                         151,638        117,907
                                                                    --------------  -------------
     Total Shareholders' Equity                                           228,684        190,253
                                                                    --------------  -------------

     Total Liabilities and Shareholders' Equity                         $ 323,110      $ 271,033
                                                                    ==============  =============

                                  Three Months Ended September 30,       Nine Months Ended September 30,

                                    2003           2002                   2003           2002
                                    ----           ----                   ----           ----
                                 (Unaudited)   (Unaudited)             (Unaudited)    (Unaudited)

OPERATING  STATISTICS                                           %                                      %
                                                             Change                                  Change
Average Revenue Per Loaded
Mile*                                $1.437        $1.405     2.3%         $1.433         $1.379      3.9%

Average Revenue Per Total Mile*      $1.282        $1.253     2.3%         $1.277         $1.229      3.9%

Empty Mile Factor                     10.8%         10.8%     0.0%          10.9%          10.9%      0.0%

Average Miles Per Tractor            28,379        28,858    -1.7%         84,044         84,916     -1.0%

Average Length of Haul                  537           545    -1.5%            529            540     -2.0%

Shipments                           108,722        94,679                 315,205        271,737

Operating Ratio**                     81.3%         82.8%                   82.2%          83.6%

Average Tractors - Total              2,305         2,007                   2,226          1,939

Tractors - End of Quarter:

    Company                           2,101         1,859                   2,101          1,859

    Owner - Operator                    229           193                     229            193
                                ------------   -----------            ------------  -------------
                                      2,330         2,052                   2,330          2,052

Trailers - End of Quarter             6,165         5,123                   6,165          5,123

Net Capital Expenditures,
approximate                     $15,100,000    $10,600,000            $53,100,000    $23,300,000

Cash Flow From Operations,
approximate                     $22,900,000    $14,400,000            $60,100,000    $43,100,000

*    Excludes fuel surcharge.

** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of income. We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

Knight Transportation, Inc. is a short to medium haul, dry van truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN, Kansas City, KC; Atlanta, GA; and Denver, CO. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

Contacts:   Kevin P. Knight, Chairman & CEO, or Tim Kohl, CFO, at (602) 269-2000